                                                                     EXHIBIT 4.4

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                           FRONTIER ESCROW CORPORATION

                           TO BE MERGED WITH AND INTO

                            FRONTIER OIL CORPORATION

                          8.000% SENIOR NOTES DUE 2013,
                              SERIES A AND SERIES B

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                                    INDENTURE

                           DATED AS OF APRIL 17, 2003

                                   ----------

                             WELLS FARGO BANK, N.A.

                                     TRUSTEE

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                            CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                  Indenture Section

310(a)(1).........................................................        7.10
     (a)(2).......................................................        7.10
     (a)(3).......................................................         N/A
     (a)(4).......................................................         N/A
     (a)(5).......................................................        7.10
     (b)..........................................................        7.10
     (c)..........................................................         N/A
311(a)............................................................        7.11
     (b)..........................................................        7.11
     (c)..........................................................         N/A
312(a)............................................................        2.05
     (b)..........................................................       12.03
     (c)..........................................................       12.03
313(a)............................................................        7.06
     (b)(1).......................................................        7.06
     (b)(2).......................................................  7.06, 7.07
     (c).......................................................... 7.06, 12.02
     (d)..........................................................        7.06
314(a)............................................................ 4.03, 12.05
     (b)..........................................................         N/A
     (c)(1).......................................................       12.04
     (c)(2).......................................................       12.04
     (c)(3).......................................................         N/A
     (d)..........................................................         N/A
     (e)..........................................................       12.05
     (f)..........................................................         N/A
315(a)............................................................        7.01
     (b).......................................................... 7.05, 12.02
     (c)..........................................................        7.01
     (d)..........................................................        7.01
     (e)..........................................................        6.11
316(a) (last sentence)............................................        2.09
     (a)(1)(A)....................................................        6.05
     (a)(1)(B)....................................................        6.04
     (a)(2).......................................................         N/A
     (b)..........................................................        6.07
     (c)..........................................................        2.12
317(a)(1).........................................................        6.08
     (a)(2).......................................................        6.09
     (b)..........................................................        2.04
318(a)............................................................       12.01
     (b)..........................................................         N/A
     (c)..........................................................       12.01

----------
N/A means not applicable.
*  This Cross-Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE........ ............... 1

   Section 1.01   Definitions................................................ 1
   Section 1.02   Other Definitions..........................................17
   Section 1.03   Incorporation by Reference of Trust Indenture Act..........17
   Section 1.04   Rules of Construction......................................18

ARTICLE 2. THE NOTES.........................................................18

   Section 2.01   Form and Dating............................................18
   Section 2.02   Execution and Authentication...............................20
   Section 2.03   Registrar and Paying Agent.................................20
   Section 2.04   Paying Agent to Hold Money in Trust........................21
   Section 2.05   Holder Lists...............................................21
   Section 2.06   Transfer and Exchange......................................21
   Section 2.07   Replacement Notes..........................................32
   Section 2.08   Outstanding Notes..........................................33
   Section 2.09   Treasury Notes.............................................33
   Section 2.10   Temporary Notes............................................33
   Section 2.11   Cancellation...............................................34
   Section 2.12   Defaulted Interest.........................................34

ARTICLE 3. REDEMPTION AND PREPAYMENT.........................................34

   Section 3.01   Notices to Trustee.........................................34
   Section 3.02   Selection of Notes to Be Redeemed or Purchased.............34
   Section 3.03   Notice of Redemption.......................................35
   Section 3.04   Effect of Notice of Redemption.............................36
   Section 3.05   Deposit of Redemption or Purchase Price....................36
   Section 3.06   Notes Redeemed or Purchased in Part........................36
   Section 3.07   Optional Redemption........................................36
   Section 3.08   Special Mandatory Redemption...............................37
   Section 3.09   Offer to Purchase by Application of Excess Proceeds........37

ARTICLE 4. COVENANTS.........................................................39

   Section 4.01   Payment of Notes...........................................39
   Section 4.02   Maintenance of Office or Agency............................40
   Section 4.03   Reports....................................................40
   Section 4.04   Compliance Certificate.....................................41
   Section 4.05   Taxes......................................................41
   Section 4.06   Stay, Extension and Usury Laws.............................41
   Section 4.07   Restricted Payments........................................42
   Section 4.08   Dividend and Other Payment Restrictions Affecting
                    Subsidiaries.............................................44
   Section 4.09   Incurrence of Indebtedness and Issuance of
                    Disqualified Stock.......................................45
   Section 4.10   Asset Sales................................................45

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   Section 4.11   Transactions with Affiliates...............................46
   Section 4.12   Liens......................................................47
   Section 4.13   Guarantees.................................................47
   Section 4.14   Corporate Existence........................................47
   Section 4.15   Offer to Repurchase Upon Change of Control.................48
   Section 4.16   Sale-and-Leaseback Transactions............................49
   Section 4.17   No Inducements.............................................49
   Section 4.18   Line of Business...........................................49
   Section 4.19   Limitations on Frontier Escrow Corporation.................49
   Section 4.20   Changes in Covenants when Notes Rated Investment Grade.....50

ARTICLE 5. SUCCESSORS........................................................50

   Section 5.01   Merger, Consolidation, or Sale of Assets...................50
   Section 5.02   Successor Corporation Substituted..........................51

ARTICLE 6. DEFAULTS AND REMEDIES.............................................51

   Section 6.01   Events of Default..........................................51
   Section 6.02   Acceleration...............................................53
   Section 6.03   Other Remedies.............................................54
   Section 6.04   Waiver of Past Defaults....................................54
   Section 6.05   Control by Majority........................................54
   Section 6.06   Limitation on Suits........................................54
   Section 6.07   Rights of Holders of Notes to Receive Payment..............55
   Section 6.08   Collection Suit by Trustee.................................55
   Section 6.09   Trustee May File Proofs of Claim...........................55
   Section 6.10   Priorities.................................................55
   Section 6.11   Undertaking for Costs......................................56

ARTICLE 7. TRUSTEE...........................................................56

   Section 7.01   Duties of Trustee..........................................56
   Section 7.02   Rights of Trustee..........................................57
   Section 7.03   Individual Rights of Trustee...............................58
   Section 7.04   Trustee's Disclaimer.......................................58
   Section 7.05   Notice of Defaults.........................................58
   Section 7.06   Reports by Trustee to Holders of the Notes.................58
   Section 7.07   Compensation and Indemnity.................................58
   Section 7.08   Replacement of Trustee.....................................59
   Section 7.09   Successor Trustee by Merger, etc...........................60
   Section 7.10   Eligibility; Disqualification..............................60
   Section 7.11   Preferential Collection of Claims Against Company..........60

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE..........................61

   Section 8.01   Option to Effect Legal Defeasance or Covenant Defeasance...61
   Section 8.02   Legal Defeasance and Discharge.............................61
   Section 8.03   Covenant Defeasance........................................61
   Section 8.04   Conditions to Legal or Covenant Defeasance.................62

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   Section 8.05   Deposited Money and Government Securities to be
                    Held in Trust; Other Miscellaneous Provisions............63
   Section 8.06   Repayment to Company.......................................63
   Section 8.07   Reinstatement..............................................63

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER..................................64

   Section 9.01   Without Consent of Holders of Notes........................64
   Section 9.02   With Consent of Holders of Notes...........................65
   Section 9.03   Compliance with Trust Indenture Act........................66
   Section 9.04   Revocation and Effect of Consents..........................66
   Section 9.05   Notation on or Exchange of Notes...........................66
   Section 9.06   Trustee to Sign Amendments, etc............................66

ARTICLE 10. GUARANTEES OF NOTES..............................................67

   Section 10.01  Guarantees.................................................67
   Section 10.02  Execution and Delivery of Guarantee........................68
   Section 10.03  Guarantors May Consolidate, etc., on Certain Terms.........68
   Section 10.04  Releases Following Sale of Assets..........................69
   Section 10.05  Releases Following Designation as an Unrestricted
                    Subsidiary...............................................69
   Section 10.06  Limitation on Guarantor Liability..........................69
   Section 10.07  "Trustee" to Include Paying Agent..........................70

ARTICLE 11. SATISFACTION AND DISCHARGE.......................................70

   Section 11.01  Satisfaction and Discharge.................................70
   Section 11.02  Application of Trust Money.................................71

ARTICLE 12. MISCELLANEOUS....................................................71

   Section 12.01  Trust Indenture Act Controls...............................71
   Section 12.02  Notices. 71
   Section 12.03  Communication by Holders of Notes with Other Holders of Notes.................................................73
   Section 12.04  Certificate and Opinion as to Conditions Precedent.........73
   Section 12.05  Statements Required in Certificate or Opinion..............74
   Section 12.06  Rules by Trustee and Agents................................74
   Section 12.07  No Personal Liability of Directors, Officers, Employees
                    and Stockholders.........................................74
   Section 12.08  Governing Law..............................................74
   Section 12.09  No Adverse Interpretation of Other Agreements..............74
   Section 12.10  Successors.................................................74
   Section 12.11  Severability...............................................75
   Section 12.12  Counterpart Originals......................................75
   Section 12.13  Table of Contents, Headings, etc...........................75

                                    EXHIBITS

EXHIBIT A-1       FORM OF NOTE.............................................A-1-1
EXHIBIT A-2       FORM OF REGULATION S TEMPORARY GLOBAL NOTE...............A-2-1
EXHIBIT B         FORM OF CERTIFICATE OF TRANSFER..........................  B-1
EXHIBIT C         FORM OF CERTIFICATE OF EXCHANGE..........................  C-1
EXHIBIT D         CERTIFICATE OF INSTITUTIONAL ACCREDITED INVESTOR.........  D-1
EXHIBIT E         FORM OF GUARANTEE........................................  E-1
EXHIBIT F         FORM OF SUPPLEMENTAL INDENTURE...........................  F-1
EXHIBIT G         FORM OF ASSUMPTION AGREEMENT ............................  G-1

        This Indenture, dated as of April 17, 2003 is between Frontier Escrow Corporation, a Delaware corporation and a wholly-owned subsidiary of Frontier Oil Company, and Wells Fargo Bank, N.A., as trustee (the "Trustee").

        Unless specifically indicated otherwise, the term "Company" means the entity known as Frontier Escrow Corporation on the date hereof or the entity known as Frontier Oil Corporation on the date hereof, as applicable, together with its successors in accordance with the terms of this Indenture, it being understood that for purposes of Articles 4, 5 and 6, such term means Frontier Oil Corporation. Frontier Escrow Corporation is expected to merge with and into Frontier Oil Corporation with Frontier Oil Corporation as the surviving entity pursuant to the Agreement of Merger, dated as of April 17, 2003, between Frontier Escrow Corporation and Frontier Oil Corporation (the "Escrow Corp. Merger") immediately prior to the mergers contemplated by the Agreement and Plan of Merger, dated as of March 30, 2003, among Frontier Oil Corporation, Holly Corporation, Front Range Himalaya Corporation (to be renamed Frontier Oil Corporation following the consummation of the Merger, the "Parent"), Front Range Merger Corporation and Himalaya Merger Corporation, pursuant to which (i) Front Range Merger Corporation will merge with and into Frontier Oil Corporation with Frontier Oil Corporation as the surviving corporation (the "Frontier Merger"),
(ii) Himalaya Merger Corporation will merge with and into Holly Corporation with Holly Corporation as the surviving corporation (the "Holly Merger") and (iii) upon consummation of the Frontier Merger and the Holly Merger, each of Frontier Oil Corporation and Holly Corporation will become a wholly-owned subsidiary of Front Range Himalaya Corporation and Front Range Himalaya Corporation will be renamed Frontier Oil Corporation, and immediately thereafter Parent will contribute the stock of Holly Corporation to the entity known as Frontier Oil Corporation on the date hereof (together with the events described in clauses
(i) through (iii), the "Merger"). Immediately following the consummation of the Escrow Corp. Merger, the entity known as Frontier Oil Corporation on the date hereof will assume all of the obligations of Frontier Escrow Corporation under this Indenture and the Notes (as defined).

        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.00% Senior Notes due 2013, Series A (the "Series A Notes"), whether issued on the date hereof or from time to time thereafter, and the Holders of any 8.00% Senior Notes due 2013, Series B (the "Series B Notes" and, together with the Series A Notes, the "Notes") that may be issued in exchange for Series A Notes of equal principal amount, without preference of one series of Notes over the other:

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means a permanent global senior note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository or its nominee, representing a series of Notes sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act, other than Regulation S.

        "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

        "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

        "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the assets of Parent or the Company and its Subsidiaries taken as a whole will be governed by Sections 4.15 and/or 5.01 of this Indenture and not by the provisions of Section 4.10 hereof), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, and (c) any Event of Loss, whether in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of transactions (i) has a fair market value in excess of $1.0 million or (ii) results in the payment of net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other assets; (B) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (C) a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (D) a Permitted Investment or Restricted Payment that is permitted by this Indenture; (E) any lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs; (F) any sale of inventory or hydrocarbons or other products (including crude oil and refined products), in each case in the ordinary course of business of the Company's operations; (G) the sale or other disposition of cash or Cash Equivalents; and (H) any trade or exchange by the Company or any Restricted Subsidiary of any inventory or hydrocarbons or other products (including crude oil and refined products) for similar products owned or held by another Person, provided that the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary is reasonably equivalent to the fair market value of the properties to be received by the Company or such Restricted Subsidiary. The fair market value of any non-cash proceeds of a disposition of assets and of any assets referred to in the foregoing clause (H) of this definition shall be determined in the manner contemplated in the definition of the term "fair market value," and, in the event the fair market value so determined exceeds $2.0 million, the results of such determination shall be set forth in an Officers' Certificate delivered to the Trustee.

        "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the board of directors of the Company or Parent, as the case may be, or any committee thereof that is authorized to act on behalf of such board.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (a) in the case of a corporation, corporate stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (a) United States dollars or up to $2.0 million of Canadian dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 180 days after the date of acquisition, (f) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S & P, (g) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (c) above, provided all such deposits do not exceed $2.0 million in the aggregate at any one time, and (h) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (f) above.

        "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent or the Company and its Subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company or Parent, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or Parent or (d) the first day on which more than a majority of the members of the Board of Directors of the Company or Parent are not Continuing Directors; provided, however, that a transaction in which Parent or the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the shareholders of Parent or the Company, as applicable, immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Parent or the Company, as applicable, immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of Parent or the Company, as applicable.

        "Clearstream Banking" means Clearstream Banking, S.A.

        "Common Stock" means the common stock of the Company, no par value per share.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee or redemption by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"); (b) any acquisition that has been made by the Company or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (in which case Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause
(c) of the proviso set forth in the definition of Consolidated Net Income); and
(c) any other transaction that may be given pro forma effect as determined in good faith by a responsible financial or accounting officer of the Company; provided, further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, in each case determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, and
(c) the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom,
(a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items and (b) the aggregate amount of liabilities of the Company and its Restricted Subsidiaries which may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the Issue Date or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks, investment funds or other lenders providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Definitive Notes" means Notes that are in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 4 thereto).

        "Deposit" means the $231.7 million initially deposited with the escrow agent under the Escrow Agreement, which at the time of deposit represented 101% of the aggregate principal amount of the Offered Notes, plus accrued and unpaid interest on the Notes, to, but not including, October 31, 2003, as such sum may increase as a result of the investment and reinvestment thereof.

        "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with Section 4.10 or 4.15 of this Indenture, as the case may be.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any sale of Equity Interests (other than Disqualified Stock) of the Company or Parent either pursuant to an offering registered under the Securities Act or a private placement.

        "Escrow Agent" means Wells Fargo Bank, N.A., and any successor thereof pursuant to the terms of the Escrow Agreement

        "Escrow Agreement" means the Escrow Agreement, dated as of April 17, 2003, among Frontier Escrow Corporation, the Trustee and the Escrow Agent.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" means the offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Series B Notes for Series A Notes.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the Issue Date, until such amounts are repaid.

        The term "fair market value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the Board of Directors, or, with respect to any asset or Investment in excess of $10.0 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "Global Note" means, individually and collectively, an Unrestricted Global Note, a Regulation S Temporary Global Note, a Regulation S Permanent Global Note and a 144A Global Note.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means any Subsidiary Guarantee or the Parent Guarantee.

        "Guarantor" means each of Parent and any Subsidiary Guarantor and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, but only to the extent that the notional amounts of such agreements do not exceed 105% of the aggregate principal amount of such Indebtedness to which such agreement relates, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, (c) any hedging agreement or other arrangement, in each case that is designed to provide protection against fluctuations in the price of crude oil and gasoline and other refined products (in the ordinary course of business and not for speculative purposes) and (d) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

        "Holder" means a Person in whose name a Note is registered.

        "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, debentures, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds an interest through a Participant.

        "Initial Purchaser" means each initial purchaser of Notes identified as such in a Registration Rights Agreement.

        "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:
(i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described in Section 4.07 of this Indenture.

        "Issue Date" means the date on which the Offered Notes are issued hereunder.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Houston, Texas, the City of Fort Worth, Texas, the City of Minneapolis, Minnesota, the City and State of

New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

        "Liquidated Damages" means all liquidated damages then owing to any Holder pursuant to a Registration Rights Agreement.

        "Make-Whole Amount" with respect to a Note means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium, if any, and principal payments due on such Note as if such Note were redeemed on April 15, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Note. "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market date) most nearly equal to the then remaining maturity of the Notes assuming redemption of the Notes on April 15, 2008; provided, however, that if the Make-Whole Average Life of such Note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and April 15, 2008.

        "Make-Whole Price" with respect to a Note means the greater of (i) the sum of the outstanding principal amount and Make-Whole Amount of such Note, and
(ii) the redemption price of such Note on April 15, 2008, determined pursuant to this Indenture (104.000% of the principal amount).

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under a Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reserved or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, except to the extent of any Indebtedness incurred by the Company or any of its Restricted Subsidiaries in accordance with clause
(a)(i) above.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offered Notes" has the meaning set forth in Section 2.02 hereof.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, Parent or the Trustee.

        "Parent Guarantee" means the joint and several Guarantee by Parent of the Company's obligations under the Notes, such Guarantee to be issued upon consummation of the Merger.

        "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

        "Participant" means with respect to DTC, Euroclear or Clearstream Banking, a Person who has an account with DTC, Euroclear or Clearstream Banking, respectively (and, with respect to DTC, shall include Euroclear and Clearstream Banking).

        "Permitted Indebtedness" means:

                (a) the incurrence by the Company or a Restricted Subsidiary of additional Indebtedness under any Working Capital Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $250.0 million and (ii) an amount equal to the sum of 95% of the book value of accounts receivable (less allowance for doubtful accounts) and 90% of the inventory (less applicable reserves) of the Company and its Restricted Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, plus $10.0 million and any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts repaid permanently in accordance with Section 4.10 hereof;

                (b) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                (c) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations;

                (d) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes to be issued on the date of this Indenture and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;

                (e) the incurrence of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries, provided that
        (i) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all obligations with respect to the Notes, in the case of the Company, and the Subsidiary Guarantee, in the case of a Guarantor and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (B) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (e);

                (f) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate amount at any time outstanding under this clause (f) not to exceed $10.0 million;

                (g) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted

        Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                (h) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred (other than pursuant to clause (a) or (f) of this definition);

                (i) incurrence by any Subsidiary of the Company of a Subsidiary Guarantee;

                (j)     incurrence of Non-Recourse Debt; or

                (k) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by Section 4.09 hereof;

                (l) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of Section 4.09 hereof; provided, in each such case, that the amount hereof is included in Consolidated Interest Expense; and

                (m) incurrence by the Company or any Restricted Subsidiary of any additional Indebtedness not to exceed $25.0 million at any time outstanding.

        "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents,
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or (ii) a disposition of assets that does not constitute an Asset Sale, (e) acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company, (f) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (g) Hedging Obligations, and (h) Investments in a Person engaged in the Principal Business, provided that the aggregate amount of such Investments pursuant to this clause (h) in Persons that are not Restricted Subsidiaries of the Company shall not exceed $50.0 million at any one time.

        "Permitted Liens" means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the definition of "Permitted Indebtedness," (b) Liens in favor of the Company or any of the Guarantors, (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d)

Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property, (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, (f) Liens securing Hedging Obligations, (g) Liens existing on the Issue Date, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business (including deposits necessary to obtain standby letters of credit), (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security and related benefits,
(l) easements, rights of way restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary, (m) any other Liens imposed by operation of law which do not materially affect the Company's or any Guarantor's ability to perform its obligations under the Notes or any Subsidiary Guarantee, (n) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay, (o) Liens to secure Purchase Money Indebtedness, which Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds), (p) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clause (o) above, and (q) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "Principal Business" means (a) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (b) any related energy and natural resource business, (c) any business currently engaged in by the Company or its Subsidiaries, (d) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (e) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "Purchase Money Indebtedness" means Indebtedness incurred for the purpose of (a) financing all or any part of the purchase price of any real or personal property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or (ii) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 17, 2003, by and among Frontier Oil Corporation, Parent and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time, or one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Series A Notes sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act to register such Notes under the Securities Act.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent senior Global Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Note Custodian and registered in the name of the Depository, representing a series of Notes sold in reliance on Regulation S.

        "Regulation S Temporary Global Note" means a single temporary senior Global Note in the form of the Note attached hereto as Exhibit A-2 that is deposited with the Note Custodian and registered in the name of the Depository, representing a series of Notes sold in reliance on Regulation S.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor department of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Beneficial Interest" means any beneficial interest of a Participant or Indirect Participant in a Restricted Global Note.

        "Restricted Definitive Notes" means the Definitive Notes that are required to bear the legend set forth in Section 2.06(g) hereof.

        "Restricted Global Notes" means the 144A Global Note and the Regulation S Global Note, each of which is required to bear the legend set forth in Section 2.06(g) hereof.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Group.

        "SEC" or "Commission" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantee" means a joint and several Guarantee by a Subsidiary Guarantor pursuant to Article 10 hereof of the Company's obligations under the Notes, such Guarantee to be issued upon or after consummation of the Merger.

        "Subsidiary Guarantor" means any Subsidiary of the Company that executes a supplemental indenture and a Guarantee in accordance with the provisions of this Indenture, until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to Section 10.04 or 10.05 hereof.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "Transfer Restricted Securities" means securities (other than the Offered Notes) that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

        "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the legend set forth in Section 2.06(g) hereof.

        "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of this Indenture described in Section 4.11 hereof, and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted by Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (B) no Default or Event of Default would be in existence following such designation.

        "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

        "Working Capital Facility" means any working capital facilities entered into by the Company or any of its Restricted Subsidiaries, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are borrowers, or guarantors thereunder or parties thereto.

Section 1.02    Other Definitions.

                                                                      Defined in
Term                                                                    Section
-----                                                                 ----------
"Affiliate Transaction"................................................  4.11
"Asset Sale Offer".....................................................  3.09
"Change of Control Offer"..............................................  4.15
"Authentication Order".................................................  2.02
"Change of Control Payment"............................................  4.15
"Change of Control Payment Date".......................................  4.15
"Covenant Defeasance"..................................................  8.03
"DTC" .................................................................  2.03
"Escrow Corp. Merger".................................................. Preamble
"Event of Default".....................................................  6.01
"Excess Proceeds"......................................................  4.10
"Frontier Merger"...................................................... Preamble
"Holly Merger"......................................................... Preamble
"incur" or "incurrence"................................................  4.09
"Legal Defeasance".....................................................  8.02
"Merger"............................................................... Preamble
"Offer Amount" ........................................................  3.09
"Offer Period" ........................................................  3.09
"Parent"............................................................... Preamble
"Paying Agent".........................................................  2.03
"Payment Default" .....................................................  6.01
"Purchase Date" .......................................................  3.09
"Registrar" ...........................................................  2.03
"Restricted Payments"..................................................  4.07
"Special Mandatory Redemption Date"....................................  3.08

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Any terms incorporated in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

        Unless the context otherwise requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5)     provisions apply to successive events and transactions;
        and

                (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01    Form and Dating.

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

        Regardless of their respective dates of original issue, all of the Series A Notes and the Series B Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture or any supplemental indenture, and the Guarantors by their execution and delivery of the Guarantees and any supplemental indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (a) Global Notes. Offered Notes shall be issued initially in the form of one or more Unrestricted Global Notes, which shall be deposited on behalf of the purchasers of the Offered Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Unrestricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

        Except as provided in Section 2.01(c), Series A Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

        Series A Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Note Custodian and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream Banking, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream Banking certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.06(b) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in one or more Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

        Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream Banking shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes, if any, that are held by Participants through Euroclear or Clearstream Banking. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

        (b) Book-Entry Provisions. Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its

Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

        (c) Definitive Notes. Series A Notes offered and sold to Institutional Accredited Investors who are not QIBs otherwise than in reliance on Regulation S, if any, or to QIBs who elect to take their Series A Notes in definitive form shall be issued initially in the form of Definitive Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Section 2.02    Execution and Authentication.

        One Officer shall sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A-1 or Exhibit A-2 hereto, as applicable.

        Each Note shall be dated the date of its authentication.

        The Trustee shall authenticate (i) the Series A Notes for original issue on the Issue Date in the aggregate principal amount of $220,000,000 (the "Offered Notes"), (ii) additional Series A Notes for original issue from time to time after the consummation of the Escrow Corp. Merger in such additional principal amounts as may be set forth in an Authentication Order (as defined below) and (iii) the Series B Notes from time to time for issue only in exchange for a like principal amount of Series A Notes originally issued as Transfer Restricted Securities, in each case upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Series A Notes or Series B Notes, (c) whether or not the Notes are Transfer Restricted Securities and (d) the amount of Notes to be issued in global form or definitive form (the "Authentication Order").

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company, any Guarantor or any Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, the City and State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in the Borough of Manhattan, the City and State of New York. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee, acting through its office in the Borough of Manhattan, the City and State of New

York, shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions of this Indenture that relate to such Agent. None of the Company, any of its Subsidiaries or Parent may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06    Transfer and Exchange.

        (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that the Depositary is unwilling or unable to continue to act as Depositary or that the Depositary is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there has occurred and is occurring a Default or an Event of Default with respect to the Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to
(x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee is an Institutional Accredited Investor who will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                (2)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                        and, in each such case set forth in this subparagraph
                        (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)     Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                (2)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

        and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(iii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

        (d)     Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

                Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the 144A Global Note.

                (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1) if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                (2) if the Holder of such Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
        (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the Holder of such Restricted
                        Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                (2)     if the Holder of such Restricted
                        Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not Affiliates of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such

Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute, and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted, Definitive Notes in the appropriate principal amount.

        (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)     Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
                (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or

                (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON OR LIQUIDATED DAMAGES PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S PERMANENT GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE."

        (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

        (i)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15, and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee, any Agent and any authenticating agent in connection therewith.

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

        Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company, any Subsidiary of the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or any Affiliate of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the entire principal of and premium, interest and Liquidated Damages, if any, on any Note are considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue.

        If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest and Liquidated Damages, if any.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, Parent, a Subsidiary of the Company or an Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, Parent, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, Parent, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, Parent, such Subsidiary or such Affiliate as the case may be.

Section 2.10    Temporary Notes.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt on an Authentication Order. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and, at the request of the Company, shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, other than as contemplated by the Exchange Offer.

Section 2.12    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided, however, that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.07 or 3.08 hereof, it shall furnish to the Trustee, in the case of a redemption pursuant to Section 3.07, at least 45 days but not more than 60 days before such redemption date, and in the case of a redemption pursuant to Section 3.08, at least 10 days but not more than 60 days before such redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes for redemption or purchase as follows:

        (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

        (ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

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

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding about of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

        The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

Section 3.03    Notice of Redemption.

        Subject to the provisions of Section 3.09 hereof, at least 30 days (or such shorter period as may be acceptable to DTC in the case of a mandatory redemption) but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address; except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or Article 11 of this Indenture.

        The notice shall identify the Notes to be redeemed and shall state:

        (a)     the redemption date;

        (b)     the redemption price;

        (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

        (d)     the name and address of the Paying Agent;

        (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

        (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

        (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

        (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless the Company and the Trustee agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption or Purchase Price.

        At least one Business Day prior to any optional redemption or purchase date, the Company shall deposit with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. Frontier Escrow Corporation shall deposit 101% of the aggregate principal amount of the Notes, plus accrued interest on the Notes to, but not including, October 31, 2003 with the Escrow Agent on the Issue Date in accordance with the Escrow Agreement. The Trustee or Paying Agent shall promptly pay to the Company any money deposited with the Trustee or Paying Agent in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue, and upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company, a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.

        (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to April 15, 2008. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices

(expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

           YEAR                             PERCENTAGE

           2008                              104.000%
           2009                              102.667%
           2010                              101.333%
           2011 and thereafter               100.000%

        (b) Notwithstanding the provisions of clause (a) of this Section 3.07, (x) following the consummation of the Escrow Corp. Merger, the Company may at any time prior to April 15, 2008, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date and (y) at any time prior to April 15, 2006 and following the consummation of the Escrow Corp. Merger, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company); provided that (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption pursuant to this clause (y) and (ii) each such redemption shall occur within 120 days of the date of the closing of each such Equity Offering.

        (c) Any redemption pursuant to this Section 3.07 or Section 3.08(b) shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08    Special Mandatory Redemption.

        (a) Except as set forth in clause (b) of this Section 3.08 or under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        (b) In accordance with the terms and conditions of the Escrow Agreement, and using the Deposit, the Company shall redeem all and not less than all of the Offered Notes on October 31, 2003, or such earlier date as the Company shall elect (the "Special Mandatory Redemption Date"), if the Escrow Corp. Merger has not occurred on or prior to the Special Mandatory Redemption Date, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but not including, October 31, 2003. Upon the closing of the Escrow Corp. Merger on or before the Special Mandatory Redemption Date, the foregoing provisions of this Section 3.08(b) shall be null and void.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

        The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

        (a)     that the Asset Sale Offer is being made pursuant to this Section
3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

        (b)     the Offer Amount, the purchase price and the Purchase Date;

        (c) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

        (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

        (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

        (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

        (g) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

        (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

        (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provision of any securities laws or regulations conflict with this Section 3.09 and/or Section 4.10 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 and/or Section 4.10 hereof by virtue of such conflict.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Section 3.01 through Section 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01    Payment of Notes.

        The Company shall pay or cause to be paid the principal of and premium, interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, interest and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes; it shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same rate.

Section 4.02    Maintenance of Office or Agency.

        The Company shall, in accordance with Section 2.03, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City and State of New York, where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, in accordance with
Section 2.03, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies in the Borough of Manhattan, the City and State of New York, where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the Borough of Manhattan, the City and State of New York, where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, the City and State of New York, in order that the Notes shall at all times be payable in the Borough of Manhattan, the City and State of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, the City and State of New York, as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03    Reports.

        (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports shall be prepared in all material respects in accordance with all of the SEC's rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants.

        In addition, the Company shall file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and shall make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 314(a).

        If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        (b) In the case of any Notes that are originally issued as Transfer Restricted Securities, the Company and the Guarantors shall furnish to the holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate.

        (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06    Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of

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any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness (other than intercompany Indebtedness between or among the Company and its Restricted Subsidiaries) that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at Stated Maturity (or within one year thereof); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09 hereof; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (the amount expended for such purposes, if other than cash, being the fair market value on the date of transfer or issue), is less than the sum of the following amounts, without duplication: (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds and the fair market value of any non-cash proceeds received by the Company from the issue or sale since November 12, 1999 of Equity Interests of the Company (other than Disqualified Stock and proceeds received from the Issuance of Equity Interests in connection with the Merger) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the Issue Date is or was sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair value of the Company's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (E) $10.0 million.

        So long as no Default shall have occurred and be continuing or would be caused thereby, the foregoing provisions will not prohibit any of the following:
(a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any employee of the Company or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any calendar year; (f) dividends to Parent to be used by Parent solely to pay its fees required to maintain its corporate existence and to pay for general corporate and overhead expenses incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $500,000 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; (g) dividends, distributions or advances to Parent to be used by Parent to pay Federal, state and local taxes payable by Parent and directly attributable to (or arising as a result of) the operations of the Company and the Restricted Subsidiaries; provided, however, that (A) the amount of such dividends shall not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of such Federal, state or local taxes were the Company to pay such taxes as a stand-alone taxpayer and (B) such dividends pursuant to this clause are used by Parent for such purposes within 10 days of the receipt of such dividends; and (h) the acquisition of Equity Interests of the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (b), (c), (d), (f), (g) and (h) of this paragraph shall be excluded from the calculation and amounts expended pursuant to clauses (a) and (e) of this paragraph shall be included in the calculation.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of

Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (b) no Default or Event of Default would be in existence following such designation.

        Any designation of a Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the terms of the definition of Unrestricted Subsidiary set forth in this Indenture and with this Section 4.07.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

        The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term "fair market value," and the results of such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed; provided, however, with respect to any planned purchase or redemption by the Company of its Equity Interests, the Company may, in advance of any such purchase or redemption, deliver to the Trustee a single Officers' Certificate that otherwise complies with requirements set forth above stating (i) the maximum aggregate amount of Equity Interests to be purchased or redeemed and
(ii) the period over which such purchases or redemptions will occur.

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits,
(b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (c) make loans or advances to the Company or any of its Restricted Subsidiaries or (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (1) Existing Indebtedness, as in effect on the Issue Date, (2) this Indenture, the Notes and the Subsidiary Guarantees, (3) applicable law, (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (7) customary provisions in bona fide contracts for the sale of property or assets (8) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition, (9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (10) any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such

Indebtedness was issued, if such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined in good faith by the Company's Board of Directors, whose determinations shall be conclusive, or (11) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1), (2) and (10) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09    Incurrence of Indebtedness and Issuance of Disqualified Stock.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness other than Permitted Indebtedness and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness, and the Company may issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

        The Company shall not incur any Indebtedness (including Permitted Indebtedness) if that Indebtedness is contractually subordinated in right of payment to any other Indebtedness of the Company, unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

        For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories contained in clauses (a) through (m) of the definition of "Permitted Indebtedness," or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this
Section 4.09.

Section 4.10    Asset Sales.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the receipt thereof (to the extent of the cash received) shall be deemed to be cash for purposes of this Section 4.10.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to (a) permanently repay the principal of any secured Indebtedness (to the extent of the fair value of the assets securing such Indebtedness, as determined by the Board of Directors), (b) make a capital expenditure, or (c) acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) assets used in the Principal Business. (Any such Net Proceeds that are applied to the acquisition of assets used in the Principal Business pursuant to any binding agreement shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within two years after the date of receipt of such Net Proceeds.) Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase and payable in cash, in accordance with the procedures set forth in
Section 3.09 hereof; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for purposes not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11    Transactions with Affiliates.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any

Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company; provided, however, that the following shall be deemed not to be Affiliate Transactions:
(A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of this Indenture; (D) advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1.0 million outstanding at any one time; (E) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by by-law or statutory provisions; (F) the consummation of the Escrow Corp. Merger, the Merger and related transactions; and (G) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries.

Section 4.12    Liens.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Subsidiary Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

Section 4.13    Guarantees.

        Upon consummation of the Mergers, the Company shall cause each of its Domestic Subsidiaries (including after giving effect to the Mergers) to become a Guarantor and execute a supplemental indenture and a Subsidiary Guarantee and an Opinion of Counsel and an Officers' Certificate in accordance with the terms of
Section 12.04 of this Indenture satisfactory to the Trustee. Thereafter, if the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary, then that newly-acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and a Subsidiary Guarantee and an Opinion of Counsel and an Officers' Certificate in accordance with the terms of Section 12.04 of this Indenture satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created.

Section 4.14    Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and, subject to Article 10 hereof, the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its

Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15    Offer to Repurchase Upon Change of Control.

        (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days but no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases. Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provision of any securities laws or regulations conflict with this
Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue of such conflict.

        (b) On or before 10:00 a.m. New York time on the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of

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

$1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c) The Change of Control provisions described above shall be applicable whether or nor any other provisions of this Indenture are applicable.

        (d) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16    Sale-and-Leaseback Transactions.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in Section
4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 hereof, (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with,
Section 4.10 hereof.

Section 4.17    No Inducements.

        Each of the Company and Parent shall not, and the Company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver, amendment or supplement of any terms or provisions of this Indenture, the Notes or the Guarantees, unless such consideration is offered to be paid (or agreed to be paid) to all Holders which so consent, waive or agree to amend or supplement in the time frame set forth on solicitation documents relating to such consent, waiver or agreement.

Section 4.18    Line of Business.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business or activity other than the Principal Business.

Section 4.19    Limitations on Frontier Escrow Corporation.

        From the date of this Indenture until the consummation of the Escrow Corp. Merger, Frontier Escrow Corporation shall take no actions other than those specifically permitted pursuant to the terms of the Escrow Agreement related to making the Deposit into the Escrow Account (as defined in the Escrow Agreement) and the release of the funds in connection with to the consummation of the Escrow Corp. Merger. Frontier Escrow Corporation shall not hold any assets other than the Escrow Account and the proceeds thereof and shall not become liable for any obligations other than the Notes and this Indenture and those incidental to its organization and pursuant to the Escrow Agreement. In connection with the Escrow Corp. Merger, Frontier Escrow Corporation shall cause the entity known, on the date of this

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Indenture, as Frontier Oil Corporation to execute an Assumption Agreement substantially in the form attached as Exhibit G hereto.

Section 4.20    Changes in Covenants when Notes Rated Investment Grade.

        If on any date following the date of this Indenture (i) the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency), and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 and
clause (d) of Section 5.01 shall no longer be applicable to the Notes, such that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) either: (i) the Company is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.09 hereof.

        In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        In connection with any consolidation, merger or disposition contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger or disposition and agreements in respect thereto comply with this provision and that all conditions precedent

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

in this Indenture provided for relating to such transaction or transactions have been complied with and (ii) an Opinion of Counsel stating that the requirements of Section 5.01(a) and (b) have been satisfied.

        Notwithstanding the foregoing, each of Frontier Oil Corporation and Frontier Escrow Corporation may consummate the Escrow Corp. Merger, the Merger and related transactions without compliance with this Article 5.

Section 5.02    Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under this Indenture or the Notes except in the case of a sale of all or the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

        An "Event of Default" occurs if:

        (a) the Company defaults in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes, and such default continues for a period of 30 days;

        (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes;

        (c) the Company or any of its Subsidiaries or Parent fails to comply with any of the provisions of Section 4.15 or 5.01 hereof; (d) Frontier Escrow Corporation fails to comply with the provisions of Section 4.19 hereof;

        (e) the Company or any of its Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture, the Notes or the Escrow Agreement for 60 days after notice of such failure to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding, voting as a single class;

        (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or Parent (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or Parent), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such

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Indebtedness (a "Payment Default") or (ii) results in the acceleration of such
Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

        (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries or Parent and such judgment or judgments are not paid or discharged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer);

        (h) the failure of Parent to execute a supplemental indenture and a Guarantee upon consummation of the Mergers;

        (i) the failure of any Guarantor to perform any covenant set forth in its Guarantee or the repudiation by any Guarantor of its obligations under its Guarantee or the unenforceability of any Guarantee against a Guarantor for any reason;

        (j) the failure of the Escrow Agreement, at any time, to be in full force and effect (unless the Deposit is released by the Escrow Agent in accordance with the terms of the Escrow Agreement) or any contest by the Company or any of its Subsidiaries of the validity or enforceability of the Escrow Agreement;

        (k) the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

                (i)     commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                (iv) makes a general assignment for the benefit of its creditors, or

                (v)     generally is not paying its debts as they become due; or

        (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (i) is for relief against the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

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

                (ii) appoints a Custodian of the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary for all or substantially all of the property of the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                (iii) orders the liquidation of the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02    Acceleration.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (k) or (l) of Section
6.01 hereof occurs with respect to the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages, if any, that have become due solely because of the acceleration) have been cured or waived.

        If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

        If an Event of Default occurs prior to April 15, 2008, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on April 15 of the years set forth below, as set forth below (expressed as percentages of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

                   YEAR                      PERCENTAGE
                   ----                      ----------
                   2003                        8.000%
                   2004                        7.200%
                   2005                        6.400%
                   2006                        5.600%
                   2007                        4.800%

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Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

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

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and premium, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee's costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01    Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
        (b) of this Section 7.01;

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

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture, the Notes and the Guarantees that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (1) any Event of Default occurring pursuant to Section 6.01(a) or

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

6.01(b) hereof; or (2) any Default or Event of Default of which is Responsible Officer shall have received written notification or obtained actual knowledge.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

        Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no
report  need  be   transmitted).   The  Trustee   also  shall  comply  with  TIA
Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in

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addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and the Guarantors shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company and the Guarantors under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

        To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or (l) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (a)     the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a Custodian or public officer takes charge of the Trustee or its property; or

        (d)     the Trustee becomes incapable of acting.

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        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.

Section 7.10    Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). For purposes of this Indenture, each of the Indenture dated as of February 9, 1998, between Frontier Oil Corporation and JP Morgan Chase Bank (formerly Chase Bank of Texas, National Association) relating to Frontier Oil Corporation's 9 1/8% Senior Notes due 2006, and the Indenture dated as of November 12, 1999, between Frontier Oil Corporation and JP Morgan Chase Bank (formerly Chase Bank of Texas, National Association) relating to Frontier Oil Corporation's 11 3/4% Senior Notes due 2009 shall be excluded from the operation of TIA Section 310(b).

Section 7.11    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        Following the consummation of the Escrow Corp. Merger, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, exercise its rights under either Section
8.02 or 8.03 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Guarantee, on the date the conditions set forth in Section 8.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Guarantee (which in each case shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below) and to have satisfied all its other obligations under such Notes or Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 5.01 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this

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Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(f) through 6.01(h) hereof shall not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a)     the Escrow Corp. Merger must have been consummated;

        (b) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

        (c) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (d) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

        (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries or Parent is a party or by which the Company or any of its Restricted Subsidiaries or Parent is bound;

        (g) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on such solvency certificates or solvency opinions as counsel deems necessary or appropriate) to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (h) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

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        (i)     the Company shall have delivered to the Trustee an Officers'
Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or any other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

        Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.05 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and each Guarantor's obligations under this

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Indenture and its Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.05 hereof; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees without the consent of any Holder of a Note:

        (a)     to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

        (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes pursuant to Article 5 or Article 10 hereof;

        (d) to secure the Notes pursuant to the requirements of Section 4.12 or otherwise;

        (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

        (f)     to comply with Article 10 hereof;

        (g) to add any Guarantor or to release any Subsidiary Guarantor from its Subsidiary Guarantee, in each as provided in this Indenture;

        (h) to conform the text of this Indenture, the Guarantees or the Notes to any provision found under the heading "Description of the Notes" in the Company's Offering Memorandum relating to the Notes to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes, as applicable; or

        (i) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Guarantees, as applicable. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

        (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

        (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than the provisions relating to Sections 3.09, 4.10 and 4.15 hereof);

        (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

        (d) waive a Default or Event of Default in the payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

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        (e)     make any Note payable in money other than that stated in the
Notes;

        (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except as permitted in clause (g) below);

        (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.15 hereof);

        (h) make any change in the ranking of the Notes or the Guarantees relative to other Indebtedness of the Company or the Guarantor, as applicable, in either case in a manner adverse to the Holders of Notes;

        (i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

        (j) make any change in the foregoing amendment, supplement and waiver provisions.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue, and the Trustee shall, upon receipt of an Authentication Order, authenticate, new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating

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that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                               GUARANTEES OF NOTES

Section 10.01   Guarantees.

        (a) Subject to Section 10.06 hereof, each of the Guarantors, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that:

                (i) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, (to the extent permitted by law) interest and Liquidated Damages, if any, on the Notes, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

                (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

        Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        (b) The Guarantors agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

        (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and

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the Holders and the Trustee, on the other hand, (a) the maturity of the
Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

Section 10.02   Execution and Delivery of Guarantee.

        To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor agrees that a notation of such Guarantee substantially in the form of Exhibit E hereto shall be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

        To the extent required by the provisions of Section 4.13 hereof, the Company shall cause each of its Restricted Subsidiaries to execute a Guarantee substantially in the form of Exhibit E. Such Guarantee shall be accompanied by a supplemental indenture substantially in the form of Exhibit E, along with the Opinion of Counsel and Officers' Certificate required under Section 9.06 of this Indenture; provided, however, that any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with this Indenture need not execute a Subsidiary Guarantee for so long as it continues to constitute an Unrestricted Subsidiary.

        Each Guarantor agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

        If an Officer whose signature is on this Indenture or the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 10.03   Guarantors May Consolidate, etc., on Certain Terms.

        (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prohibit any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary of the Company.

        (b) Except as otherwise provided in Section 10.04 hereof, no Subsidiary Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or a Restricted Subsidiary of the Company), whether or not affiliated with such Guarantor, unless, (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and (ii) either: (A) subject to Section
10.04 hereof, the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation or merger, assumes all of the obligations of the Guarantor under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein or therein pursuant to a supplemental indenture satisfactory to the Trustee; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.10 hereof.

        (c) From and after such time as Parent executes a supplemental indenture and a Guarantee, Parent may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not Parent is the surviving Person), another Person (other than the Company or a Restricted Subsidiary of the Company) unless, (i) immediately after giving effect to such transaction, no Default or Event of Default exists, and
(ii) subject to Section 10.04 hereof, the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation or merger, assumes all of the obligations of Parent under this Indenture, its Guarantee and, if applicable, the Registration Rights Agreement on the terms set forth herein or therein pursuant to a supplemental indenture satisfactory to the Trustee.

Section 10.04   Releases Following Sale of Assets.

        In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds from such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation of Section
4.10 hereof; provided, further, that upon such release, the obligations of such Subsidiary Guarantor in respect of any and all other guarantees of Indebtedness of the Company or a Guarantor are similarly released. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

        Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and premium, interest and Liquidated Damages, if any, on the Notes and for the other Obligations of such Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.05   Releases Following Designation as an Unrestricted Subsidiary.

        In the event that the Board of the Directors of Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, then such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with this Indenture.

Section 10.06   Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.07   "Trustee" to Include Paying Agent.

        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                   ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                (1)     either:

                        (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                        (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02   Application of Trust Money.

        Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01   Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02   Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Company or any Guarantor:

                Frontier Escrow Corporation
                10000 Memorial Drive, Suite 600
                Houston, Texas 77024-3411
                Attention: Julie H. Edwards
                Telecopier No.: (713) 688-0616

        With a copy to:

                Andrews & Kurth L.L.P.
                4200 Chase Tower
                600 Travis Street
                Houston, Texas 77002
                Attention: Robert V. Jewell
                Telecopier No.: (713) 220-4200

        If to the Trustee:

                (1)     For payment, registration, transfer and exchange of the
                        Notes:

                        By Hand:

                        Wells Fargo Bank, N.A.
                        55 Water Street
                        Ground Level - Jeanette Park Entrance
                        New York, NY 10041
                        Attention: Doreen Benson
                        Telephone No.: (212) 855-2460

                        By Mail:

                        Wells Fargo Bank, N.A.
                        55 Water Street
                        Ground Level - Jeanette Park Entrance
                        New York, NY 10041
                        Attention: Doreen Benson
                        Telephone No.: (212) 855-2460

                (2)     For all other communications relating to the Notes:

                        Wells Fargo Bank, N.A.
                        505 Main Street, Suite 301
                        Fort Worth, TX 76102
                        Attention: Melissa A. Scott
                        Telephone No.: (817) 335-7065
                        Telecopier No.: (817) 885-8650

        If to the Paying Agent:

                        Wells Fargo Bank, N.A.
                        55 Water Street
                        Ground Level - Jeanette Park Entrance
                        New York, NY 10041
                        Attention: Doreen Benson
                        Telephone No.: (212) 855-2460

        With a copy to:

                        Wells Fargo Bank, N.A.
                        505 Main Street, Suite 301
                        Fort Worth, TX 76102
                        Attention: Melissa A. Scott
                        Telephone No.: (817) 335-7065
                        Telecopier No.: (817) 885-8650

        The Company, any of the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03   Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section312(c).

Section 12.04   Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05   Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06   Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08   Governing Law.

        THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OR CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09   No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10   Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in its Guarantee and this Indenture shall bind its successors, except as otherwise provided in Sections 10.04 and 10.05.

Section 12.11   Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12   Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13   Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                         SIGNATURES

                                         FRONTIER ESCROW CORPORATION

                                         By: /s/ Julie H. Edwards
                                             -----------------------------------
                                             Name:  Julie H. Edwards
                                             Title: Executive Vice President--
                                                    Finance & Administration and
                                                    Chief Financial Officer

                                         WELLS FARGO BANK, N.A., as Trustee

                                         By: /s/ Frank McDonald
                                             -----------------------------------
                                             Name: Frank McDonald
                                             Title: Vice President

                                                                     EXHIBIT A-1

                                 (Face of Note)

               8.000% Senior Notes due 2013, [Series A] [Series B]

No. _______________
       CUSIP NO.

                           FRONTIER ESCROW CORPORATION

promises to pay to __________ or registered assigns, the principal sum of ___________ Dollars on April 15, 2013.

                 Interest Payment Dates: April 15 and October 15
                       Record Dates: April 1 and October 1

                                         FRONTIER ESCROW CORPORATION

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
   --------------------------------------
           Authorized Signatory

Dated:
      -----------------------------------

                                      A-1-1

                                 (Back of Note)

               8.000% SENIOR NOTES DUE 2013, [SERIES A] [SERIES B]

        ["THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."]/1/

        ["THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE

----------
/1/ This paragraph should be included only if the Note is issued in global form

                                      A-1-2

SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A)
ABOVE."]/2/

        1. Interest. Frontier Escrow Corporation, a Delaware corporation, together with its successors in accordance with the terms of the Indenture (the "Company"), promises to pay interest on the principal amount of this Note at 8.000% per annum from _______________, until maturity [and shall pay the Liquidated Damages payable pursuant to the Registration Rights Agreement referred to below]/3/. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 15 and October 15 of each year, commencing _______________, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall, to the extent lawful, pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made from such office or agency by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, acting through its office in the Borough of Manhattan, the City and State of New York, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. None of the Company, any of its Subsidiaries or Parent may act in any such capacity.

----------
/2/ This bracketed provision applies only to Series A Notes that are Transfer Restricted Securities, and it should be removed upon the exchange of such Series A Notes for Series B Notes in an Exchange Offer or upon the transfer of such Series A Notes that have been sold pursuant to the terms of the Shelf Registration contemplated by the applicable Registration Rights Agreement.

/3/ This bracketed provision applies only to Series A Notes that are Transfer Restricted Securities, and it should be removed upon the exchange of such Series A Notes for Series B Notes in an Exchange Offer or upon the transfer of such Series A Notes that have been sold pursuant to the terms of the Shelf Registration contemplated by the applicable Registration Rights Agreement.

                                      A-1-3

        4. Indenture. The Company issued the Notes under an Indenture dated as of April 17, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $220,000,000 issued on the Issue Date (the "Offered Notes") and an unlimited aggregate additional principal amount issuable thereafter under the terms of the Indenture.

        5.      Optional Redemption.

        (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to April 15, 2008. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

                YEAR                            PERCENTAGE
                ----                            ----------
                2008                            104.000%
                2009                            102.667%
                2010                            101.333%
                2011 and thereafter             100.000%

        (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, (x) following the consummation of the Escrow Corp. Merger, the Company may at any time prior to April 15, 2008, at its option, redeem the Notes, in whole or in part, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date and (y) at any time prior to April 15, 2006 and after the consummation of the Escrow Corp. Merger, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company or used to acquire Capital Stock of the Company (other than Disqualified Stock) from the Company); provided that (a) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption pursuant to this clause (y) (excluding Notes held by the Company or its Affiliates) and (b) each such redemption shall occur within 120 days of the date of the closing of each such Equity Offering.

        6.      Mandatory Redemption.

        (a) Except as described in subparagraph (b) of this Paragraph 6 or in Paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        (b) Subject to the terms and conditions of Section 3.08(b) of the Indenture, the Company shall be required to redeem all of the Offered Notes on the Special Mandatory Redemption Date at the redemption price specified in such
Section 3.08(b), plus accrued and unpaid interest on the Offered Notes to the Special Mandatory Redemption Date, if the Merger has not closed on or prior to the Special Mandatory Redemption Date.

                                      A-1-4

        7.      Repurchase at Option of Holder.

        (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof unless all of the Notes held by a Holder are to be purchased) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (equal to an integral multiple of $1,000) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than such Excess Proceeds, the Company may use any remaining Excess Proceeds for purposes not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds such amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased with such available amount of Excess Proceeds). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        8. Notice of Redemption. Notice of redemption will be mailed at least 30 days (or such shorter period as may be acceptable to DTC in the case of a mandatory redemption) but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                      A-1-5

        10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with Article 10 of the Indenture, to secure the Notes pursuant to the requirements of Section 4.12 or otherwise, to add any Guarantor or to release any Guarantor from its Guarantee, in each case as provided in the Indenture, to conform the text of the Indenture, the Guarantees or the Notes to any provision found under the heading "Description of the Notes" in the Company's Offering Memorandum relating to the Notes to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, as applicable, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries or Parent to comply with Section 4.15 or 5.01 of the Indenture; (iv) failure by Frontier Escrow Corporation to comply with the provisions of Section 4.19; (v) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture, the Notes or the Escrow Agreement; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, any of its Restricted Subsidiaries or Parent (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or Parent), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as said rescission does not conflict with any judgment or decree; (vii) failure by the Company, any of its Restricted Subsidiaries or Parent to pay final judgments aggregating in excess of $10.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) failure by Parent to execute a supplemental indenture and a Guarantee upon consummation of the Mergers; (ix) failure by any Guarantor to perform any covenant set forth in its Guarantee, or the repudiation by any Guarantor of its obligations under its Guarantee or the unenforceability of any Guarantee against a Guarantor for any reason; (x) failure of the Escrow Agreement, at any time, to be in full force and effect (except as provided in the Indenture) or any contest by the Company or any of its

                                      A-1-6

Subsidiaries or Parent of the validity or enforceability of the Escrow Agreement; and (xi) certain events of bankruptcy or insolvency with respect to the Company, Parent, any Restricted Subsidiary that is also a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law as provided in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Liquidated Damages, if any), if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        13. Defeasance. The Notes are subject to defeasance upon the terms and conditions specified in the Indenture.

        14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or any Affiliate of the Company, and may otherwise deal with the Company, any Guarantor or any Affiliates of the Company, as if it were not the Trustee.

        15. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        16. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

        17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        18. [Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all

                                      A-1-7
the rights set forth in the Registration Rights Agreement dated as of ____________, between the Company, Parent and each Initial Purchaser named therein (the "Registration Rights Agreement").]/4/

        19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Frontier Escrow Corporation
                        10000 Memorial Drive, Suite 600
                        Houston, Texas   77024-3411
                        Attention:  Secretary

----------
/4/ This bracketed provision applies only to Series A Notes that are Transfer Restricted Securities, and it should be removed upon the exchange of such Series A Notes for Series B Notes in an Exchange Offer or upon the transfer of such Series A Notes that have been sold pursuant to the terms of the Shelf Registration contemplated by the applicable Registration Rights Agreement.

                                      A-1-8

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: __________________
                                         Your Signature:
                                                        ------------------------
                                         (Sign exactly as your name appears
                                         on the face of this Note)

                                         Signature Guarantee:

                                      A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                [_] Section 4.10                [_] Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________

Date: ______________                     Your Signature:
                                                        ------------------------
                                         (Sign exactly as your name appears on
                                          the Note)
                                         Social Security or
                                         Tax Identification No.:
                                                                ----------------

                                         Signature Guarantee:

                                     A-1-10

                         SCHEDULE OF EXCHANGES OF NOTES/5/

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN
MADE:

                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such       authorized officer
                           in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
---------------------      -------------------   ---------------------    --------------------   ------------------

----------
/5/     This should be included only if the Note is issued in global form.

                                     A-1-11

                                                                     EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)
               8.000% SENIOR NOTES DUE 2013, [SERIES A] [SERIES B]

No. _______________
       CUSIP NO.

                           FRONTIER ESCROW CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of ______ Dollars on April 15, 2013.

                 Interest Payment Dates: April 15 and October 15
                       Record Dates: April 1 and October 1

                                                FRONTIER ESCROW CORPORATION

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Trustee's Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK , N.A., as Trustee

By:
   --------------------------------------
           Authorized Signatory

Dated:
       ----------------------------------

                                      A-2-1

                  (Back of Regulation S Temporary Global Note)

               8.000% SENIOR NOTES DUE 2013, [SERIES A] [SERIES B]

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
(3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                                      A-2-2

        THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

        NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON OR LIQUIDATED DAMAGES PRIOR TO THE EXCHANGE OF THIS NOTE FOR A REGULATION S PERMANENT GLOBAL NOTE AS CONTEMPLATED BY THE INDENTURE.

        Frontier Escrow Corporation, a Delaware corporation, together with its successors in accordance with the terms of the Indenture (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 8.000% per annum from ____________, until maturity and shall pay the Liquidated Damages payable pursuant to the Registration Rights Agreement referred to in the Indenture. The Company will pay interest and Liquidated Damages, if any, in United States dollars semi-annually in arrears on April 15 and October 15, commencing on __________, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any from time to time on demand at a rate equal to the then applicable interest rate on the Notes; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

        This Regulation S Temporary Global Note is issued in respect of an issue of 8.000% Senior Notes due 2013 (the "Notes") of the Company, limited in aggregate principal amount to $220,000,000 issued on the Issue Date (the "Offered Notes") and an unlimited aggregate additional principal amount issuable thereafter under the terms of the Indenture, plus amounts, if any, sufficient to pay premium, if any, interest or Liquidated Damages, if any on outstanding Notes. The Company has issued the Notes under an Indenture (the "Indenture") dated as of April 17, 2003, between the Company and the Trustee. This Regulation S Temporary Global Note is governed by the terms and conditions of the Indenture governing the Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

        Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest or Liquidated Damages, if any, hereon although interest and Liquidated Damages, if any, will continue to accrue. Until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

        This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates required by Article 2 of the

                                      A-2-3

Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

        This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by an authorized signatory of the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                                      A-2-4

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

        The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such       authorized officer
                           in Principal Amount    Principal Amount of        decrease (or        of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note           increase)              Custodian
-----------------------   --------------------   ----------------------   ---------------------  ------------------

                                      A-2-5

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Frontier Escrow Corporation
10000 Memorial Drive, Suite 600
Houston, Texas  77024-3411

[Registrar address block]

        Re: 8.000% Senior Notes due 2013

        Reference is hereby made to the Indenture, dated as of April 17, 2003 (the "Indenture"), between Frontier Escrow Corporation, as issuer (the "Company"), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

        1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 or Rule 144 (if applicable) under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and
        (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

        (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                --------------------------------
                                                  [Insert Name of Transferor]

                                                By:
                                                   -----------------------------
                                                 Name:
                                                 Title:

        Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

        1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a) [ ] a beneficial interest in the:

                        (i) [ ] 144A Global Note (CUSIP _________), or

                        (ii)[ ] Regulation S Global Note (CUSIP _________), or

                (b) [ ] a Restricted Definitive Note.

        2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                (a) [ ] a beneficial interest in the:

                        (i)  [ ]  144A Global Note (CUSIP _________), or

                        (ii) [ ]  Regulation S Global Note (CUSIP _________), or

                        (iii)[ ] Temporary Regulation S Global Note (CUSIP _________), or

                        (iv) [ ]  Unrestricted Global Note (CUSIP _________); or

                (b) [ ] a Restricted Definitive Note; or

                (c) [ ] an Unrestricted Definitive Note,

                in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Frontier Escrow Corporation
10000 Memorial Drive, Suite 600
Houston, Texas  77024-3411

 [Registrar address block]

        Re: 8.000% Senior Notes due 2013

                              (CUSIP ____________)

        Reference is hereby made to the Indenture, dated as of April 17, 2003 (the "Indenture"), between Frontier Escrow Corporation, as issuer (the "Company"), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

        (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note or Temporary Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                --------------------------------
                                                   [Insert Name of Transferor]

                                                By:
                                                  ------------------------------
                                                 Name:
                                                 Title:

Dated:  ______________________

                                                                       EXHIBIT D

                     FORM OF CERTIFICATE TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

                                                                ----------, ----

Wells Fargo Bank, N.A.
 as Trustee and Registrar

Ladies and Gentlemen:

        We are delivering this letter in connection with an offering of a series of 8.000% Senior Notes due 2013 (the "Notes") of Frontier Escrow Corporation, a Delaware corporation, together with is successors (the "Company"), all as described in the offering memorandum (the "Offering Memorandum") relating to the offering of the Notes. We hereby confirm that:

                (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
        (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

                (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we, and any accounts for which we are acting, are able to bear the economic risks of its or their investment;

                (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

        We understand that the Notes were offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and we will, and each subsequent holder of the Notes is required to, notify any subsequent purchaser from us or it of the resale restrictions set forth in clause (i) above. We acknowledge that the Notes will bear legends substantially to the effect set forth in the Offering Memorandum under the "Notice to Investors." We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

        We acknowledge that you and the Company will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                --------------------------------
                                                      [Name of Purchaser]

                                                By
                                                  ------------------------------
                                                    Name:
                                                    Title:
                                                    Address:

                                                                       EXHIBIT E

                                    GUARANTEE

        Subject to Section 10.06 of the Indenture, each Guarantor (which term includes any successor Person under the Indenture) has jointly and severally unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors under the Indenture in the same manner and to the same extent as the Obligations of the Company. The Guarantors have agreed that their obligations under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, has waived diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, its Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, until such time as all Notes shall have been paid in full, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed under the Indenture. Each Guarantor further has agreed that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed under the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of its Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

        The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantees. The terms of Article 10 of the Indenture are incorporated herein by reference. The Subsidiary Guarantees are subject to release as and to the extent provided in Sections 10.04 and 10.05 of the Indenture.

        Each Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred in the Indenture upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Guarantee is a guarantee of payment and not a guarantee of collection.

        The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Guarantee is endorsed shall have been executed by the Trustee or an authenticating agent under the Indenture by the manual signature of one of its authorized signatories.

        Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                                [GUARANTORS]

                                                By
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT F

================================================================================

                           FRONTIER ESCROW CORPORATION

                                   ----------

                          8.000% SENIOR NOTES DUE 2013

                                   ----------

                         FORM OF SUPPLEMENTAL INDENTURE
                           AND AMENDMENT -- GUARANTEE

                          DATED AS OF ___________, ____

                                   ----------

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                   ----------

================================================================================

        This SUPPLEMENTAL INDENTURE, dated as of ____________, ____, is among Frontier Escrow Corporation, a Delaware corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and Wells Fargo Bank, N.A., as Trustee (the "Trustee").

                                    RECITALS

        WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 17, 2003 (the "Indenture"), pursuant to which the Company has originally issued one or more series of 8.000% Senior Notes due 2013 (the "Notes"); and

        WHEREAS, Section 9.01(f) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "Guarantee") to comply with Section 10.02 thereof without the consent of the Holders of the Notes; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws or comparable constituent documents of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

        Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

        From this date, in accordance with Section 10.02 and by executing this Supplemental Indenture and the accompanying notation of Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

                                    ARTICLE 3

        Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental

Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                         FRONTIER ESCROW CORPORATION

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         GUARANTORS

                                         [____________]

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         WELLS FARGO BANK, N.A., as Trustee

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT G

                          FORM OF ASSUMPTION AGREEMENT

        ASSUMPTION AGREEMENT (this "Agreement"), dated as of _______ __, 2003, between Frontier Oil Corporation, a Wyoming corporation (the "Company"), and Wells Fargo Bank, N.A., as trustee under the indenture referred to below ("Trustee").

                                   WITNESSETH

        WHEREAS, Frontier Escrow Corporation, a Delaware corporation (the "Issuer"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 17, 2003, providing for the issuance of 8% Senior Notes due 2013 (the "Notes");

        WHEREAS, concurrently herewith, the Issuer is being merged with and into the Company, with the Company as the surviving entity (the "Escrow Corp. Merger");

        WHEREAS, pursuant to Section 4.19 of the Indenture, the Company is required to execute and deliver this Agreement concurrently with the Escrow Corp. Merger;

        WHEREAS, the substitution of the Company for the Issuer is subject to
Section 5.02 of the Indenture;

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

        1. ASSUMPTION. The Company hereby assumes all of the obligations of the Issuer under the Indenture and the Notes and, hereafter, shall be deemed the "Company" for all purposes under the Indenture and the Notes.

        2. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

        4. EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

Dated:  ______________, 2003                    FRONTIER OIL CORPORATION

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated:  ______________, 2003                    WELLS FARGO BANK, N.A.
                                                As Trustee

                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                       G-2